Exhibit 99.1

Opexa Therapeutics Reports Second Quarter 2017 Financial Results and Provides Corporate Update

THE WOODLANDS, Texas (August 14, 2017) - Opexa Therapeutics, Inc. (NASDAQ: OPXA), a biopharmaceutical company developing personalized immunotherapies for autoimmune disorders, today reported financial results for the quarter ended June 30, 2017 and provided an update on the Company’s recent corporate developments.

“On July 3rd, we were pleased to announce the planned merger with Acer Therapeutics,” said Neil K. Warma, President and Chief Executive Officer of Opexa. “After a comprehensive evaluation of strategic alternatives, Acer was selected based on their technology and stage of development of their lead drug candidate. Acer’s lead asset, EDSIVO™, a potential life-saving therapy for patients with vEDS could be on the market within the next two years, subject to FDA approval. Opexa shareholders are expected to own approximately 11.2% of the outstanding common shares in the combined company. The proposed merger is expected to close during the third quarter of 2017, subject to the approval of the stockholders of Acer and the shareholders of Opexa.”

Corporate Activities

●
On July 3, 2017, Opexa Therapeutics, Inc. and Acer Therapeutics Inc., a privately-held pharmaceutical company, announced that they have entered into a definitive merger agreement under which the stockholders of Acer (including investors in a financing that will close concurrently with the merger) are currently estimated to become holders of approximately 88.8% of Opexa’s outstanding common stock on a pro forma basis, with current Opexa shareholders expected to own the remaining 11.2%. The proposed merger remains subject to certain conditions, including approval by Opexa’s shareholders and Acer’s stockholders. In conjunction with the proposed merger, an investor syndicate led by TVM Capital Life Sciences and comprised of existing Acer investors and new investors has committed to invest approximately $15.7 million in Acer (including through a conversion of approximately $5.7 million in outstanding convertible notes) immediately prior to closing of the proposed merger.

Financial Results for the Quarter Ended June 30, 2017

Cash position. Cash and cash equivalents were $1,824,355 as of June 30, 2017, compared to $3,444,952 as of December 31, 2016.

Research and Development Expenses. Research and development expenses were a credit of $796 for the three months ended June 30, 2017, compared with $1,814,940 for the three months ended June 30, 2016. The $796 credit balance was due to receipt of a credit memo for $8,397 which more than offset the total expenses of $7,601 for the three months ended June 30, 2017. The decrease in expenses is primarily due to cost reductions in connection with the winding down of the clinical trial of Tcelna in SPMS, including our site expenses as well as additional expense reduction due to a pause in NMO study development cost. Additionally, expenses were further reduced due to the workforce reductions over the past year.

General and Administrative Expenses. General and administrative expenses were $678,660 for the three months ended June 30, 2017, compared with $953,582 for the three months ended June 30, 2016. The decrease in expenses is primarily due to the workforce reduction over the past year as well as a reduction in rent and property taxes. These reductions were slightly offset by an increase in professional services and no reallocation of general and administrative expenses to research and development.

Net Loss. We had a net loss for the three months ended June 30, 2017 of $678,192, or $0.09 loss per share (basic and diluted), compared with a net loss of approximately $2.1 million or $0.30 loss per share (basic and diluted) for the three months ended June 30, 2016. The decrease in net loss from June 30, 2016 to June 30, 2017 is due to the cost reduction efforts taken over the last year. The reduction in both general and administrative expenses as well as research and development expenses, was offset by the completed term for revenue recognition of the Option and License Agreement with Merck Serono in December 2016.

For additional information please see Opexa’s Quarterly Report on Form 10-Q filed today with the SEC.

For more information, visit the Opexa Therapeutics website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward-Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

Statements contained in this news release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “expects,” “believes,” “may,” “intends,” “potential,” “should,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that forward-looking statements, including without limitation statements regarding the structure, timing and completion of the proposed merger with Acer and Acer’s concurrent financing, expectations regarding the capitalization, resources and ownership structure of the combined company, the potential for EDSIVO™ (celiprolol) to safely and effectively target diseases, the adequacy of the combined company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials, the nature, strategy and focus of the combined company, the development and commercial potential of any product candidates, the expectations regarding voting by Opexa’s shareholders and Acer’s stockholders, and the sufficiency of the Company’s resources constitute forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include without limitation risks and uncertainties associated with securityholder approval of and the ability to consummate the proposed merger through the process being conducted by Opexa and Acer, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the combined company to meet its business objectives and operational requirements, the protection and market exclusivity provided by Acer’s intellectual property, risks related to the drug discovery and regulatory approval process and the impact of competitive products and technological changes, the Company’s continued listing on the NASDAQ Capital Market until closing of the proposed merger, the Company’s ability to raise additional capital to continue any of its development programs and support its operations if the proposed merger is not completed, whether the Company continues development of Tcelna, OPX-212 or any of its other research and development programs, the Company’s ability to reduce its operating expenses and conserve cash, as well as other risks associated with the process of discovering, developing and commercializing drug candidates that are safe and effective for use as human therapeutics. These and other risks are described in detail in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. All forward-looking statements contained in this report speak only as of the date on which they were first made by the Company, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after such date.

OPEXA THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2017	2016	2017	2016
Revenue:
Option revenue	$-	$726,291	$-	$1,452,582

Research and development	(796)	1,814,940	205,228	3,644,002
General and administrative	678,660	953,582	1,398,529	1,940,830
Depreciation and amortization	-	65,653	-	138,242
Operating loss	(677,864)	(2,107,884)	(1,603,757)	(4,270,492)
Interest income (expense), net	(302)	414	(1,148)	522
Other income (expense), net	(26)	2,749	441	4,855
Net loss	$(678,192)	$(2,104,721)	$(1,604,464)	$(4,265,115)

Basic and diluted loss per share	$(0.09)	$(0.30)	$(0.21)	$(0.61)

Weighted average shares outstanding - Basic and diluted	7,657,332	6,995,686	7,627,715	6,989,298

Selected Balance Sheet Data:

	June 30, 2017	December 31, 2016
	(unaudited)
Cash and cash equivalents	$1,824,355	$3,444,952
Other current assets	155,970	371,562
Fixed assets, net	--	50,000
Total assets	1,980,325	3,866,514
Total current liabilities	368,547	1,160,488
Total stockholders’ equity	1,611,778	2,706,026
Total liabilities and stockholders’ equity	1,980,325	3,866,514

Company Contact:

Neil K. Warma
President & CEO
Opexa Therapeutics, Inc.
nwarma@opexatherapetics.com

###